Exhibit 99.1

News Release	Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 412-227-2001 www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Brian H. McCurrie, Vice President, Chief Financial Officer 412.227.2153
mccurriebh@koppers.com

Koppers Holdings Inc. Declares Dividend

PITTSBURGH, December 7, 2005 – The Board of Directors of Koppers Holdings Inc. declared a dividend of $1.00 per share with respect to its common and preferred stock. The dividend will be paid on or about December 13, 2005 to shareholders of record as of the close of business on December 8, 2005.

About Koppers Holdings Inc.

Koppers Holdings Inc. is the parent corporation of Koppers Inc., a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates 36 facilities in the United States, United Kingdom, Denmark, Australia, China, the Pacific Rim and South Africa. The stock of Koppers Holdings Inc. is owned by a number of employee investors and by majority equity owner Saratoga Partners of New York, NY.

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